Execution Copy


                           ADVANCE FORMULA AGREEMENT



      THIS AGREEMENT is made this day of July, 1997, by Enercorp, Inc. ("Debtor") to COMERICA BANK ("Bank"), a Michigan banking corporation of 500 Woodward Avenue, Detroit, Michigan 48226.

      For and in consideration of the loans and other credit which Debtor may now or hereafter obtain or request from Bank which are secured pursuant to a Security Agreement dated July , 1997 ("Security Agreement"), and for other good and valuable consideration, Debtor agrees as follows:

1. FORMULA LOANS. The credit which Bank may now or hereafter extend to Debtor subject to the limitations of this Agreement and to the conditions and limitations of any other agreement between Debtor and Bank is identified as follows:

      $2,250,000 secured, demand line of credit

      and any extensions, renewals or substitutions, whether in a greater or lesser amount, including any letters of credit issued thereunder ("Formula Loans").

2. ADVANCE FORMULA. Debtor warrants and agrees that Debtor's indebtedness to Bank for the Formula Loans shall never exceed the sum of:

      (a) fifty percent (50%) of the market value (as determined by the Bank from time to time) of Eligible Securities consisting of shares of the common stock of Williams Controls; and

      (b) the lesser of (i) fifty percent (50%) of the market value (as determined by the Bank from time to time) of Eligible Securities consisting of shares of the common stock of Ajay Sports, Inc. and
            (ii) Four Hundred Thousand Dollars ($400,000).

      "Eligible Securities" shall mean securities owned by the Debtor in which the Bank has a first priority security interest and which are not subject to other liens or encumbrances.

3. FORMULA COMPLIANCE. If the limitations in paragraph 2, above, are exceeded at any time, Debtor shall, within five days of demand by Bank, at Debtor's option, either (a) pay Bank sums sufficient to reduce the Formula Loans by the amount of such excess, or, (b) provide to Bank additional Eligible Securities consisting of common stock of Williams Controls and Ajay Sports, Inc. so that the provisions of paragraph 2 will be complied with. In addition, if Bank in its sole discretion shall so agree, Debtor may provide Bank additional collateral in the form of cash or other property with a value, as determined by Bank, that when added to the elements set forth in paragraph 2 will constitute compliance with said limitations.

                                      3
32379.3 wpd
4. INSPECTIONS; COMPLIANCE. Debtor shall permit Bank and its designees from time to time to make such inspections and audits, and to obtain such confirmations or other information, with respect to any of the Collateral as Bank is entitled to make or obtain under the Security
      Agreement, and shall reimburse Bank on demand for all costs and expenses incurred by Bank in connection with such inspections and audits. Debtor shall further comply with all of the other terms and conditions of the Security Agreement.

5. DEFAULT. Any failure by Debtor to comply with this Agreement shall constitute a default under the Formula Loans and under the Security Agreement and the Indebtedness, as defined therein.

6. AMENDMENTS; WAIVERS. This Agreement may be amended, modified or terminated only in writing duly executed by Debtor and Bank. No delay by Bank in requiring Debtor's compliance herewith shall constitute a waiver of such right. The rights granted to Bank hereunder are cumulative, and in addition to any other rights Bank may have by agreement or under applicable law. This Agreement shall supersede and replace in their entirety any prior advance formula agreements in effect between Bank and Debtor.

7. DEMAND BASIS FORMULA LOANS. Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Formula Loans are at any time on a demand basis, Debtor hereby acknowledge and agree that the formula set forth in paragraph 2 hereof is merely for advisory and guidance purposes and Bank shall not be obligated to make any loans or advances under the Formula Loans, and, notwithstanding the terms of paragraph 3 above, Bank may at any time, at its option, demand payment of any or all of the Formula Loans, whereupon the same shall become due and payable.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

Chief Executive Office Address:                 DEBTOR:

                                          ENERCORP, INC.


7001 Orchard Lake Road
By:
Suite 424
West Bloomfield, MI 48322-3608
Its:

Accepted and Approved:

COMERICA BANK

By:

Its: